FORM 8-K


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                              CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


                             February 28, 2002



                       COMPUSONICS VIDEO CORPORATION
            (Exact Name of Registrant as specified in its charter)



COLORADO                        0-14200                           84-1001336
---------------------        ---------------                   -------------
(State or other              (Commission file               (I.R.S. Employer
jurisdiction of                   number)              Identification Number)
incorporation or
organization)



32751 Middlebelt Road, Ste. B
Farmington Hills, MI                                                    48334
-----------------------------------                       -------------------
(Address of Principal Executive Offices)                            (Zip Code)


      Registrant's telephone number, including area code:  (248) 851-5651



                                   N/A
                   ----------------------------------
          Former name or former address, if changed from last report

Item 5:     Other Events

     Effective February 28, 2002, the Board of Directors of CompuSonics Video Corporation (the "Registrant") has extended the expiration date of the Class A Warrants and the related underlying Class B Warrants (represented by the Class A Warrants) from 5:00 p.m. Mountain Time, January 31, 2002 to 5:00 p.m. Mountain Time, April 30, 2002. The exercise prices and conditions of exercising these Warrants of both Class A and Class B, and all the Registrant's rights (including making a redemption of the Class A Warrants, if desired), all remain the same as spelled out in the Prospectus of November 27,1985, with the sole exception that the exercise time period has been extended as stated in this resolution.

The Registrant's Stock Transfer Agent was notified by letter from the Registrant's Chief Financial Officer as to the extension, per the actions of the Registrant's Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 28, 2002

                       COMPUSONICS VIDEO CORPORATION



                                  By   \s\ Dave Scull
                                       --------------------------------
                                           Dave Scull, President/CEO